As filed with the Securities and Exchange Commission on April 8, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EXCO Resources, Inc.

(Exact name of registrant as specified in its charter)

Texas	74-1492779
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

(See Table of Additional Registrant Guarantors)

12377 Merit Drive, Suite 1700

Dallas, TX 75251

(214) 368-2084

(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

William L. Boeing

Vice President, General Counsel and Secretary

12377 Merit Drive, Suite 1700

Dallas, TX 75251

(214) 368-2084

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

W. Scott Wallace

Jennifer T. Wisinski

Haynes and Boone, LLP

2323 Victory Avenue, Suite 700

Dallas, TX 75219

(214) 651-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by the applicable Registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt securities	(1)	(1)
Guaranties of debt securities	(2)	(2)

(1)	There is being registered hereunder an indeterminate number of debt securities as may be sold, from time to time, by EXCO Resources, Inc. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee and may pay such fee subsequently in advance or on a pay-as-you-go basis.
(2)	Certain direct and indirect subsidiaries of EXCO Resources, Inc. may be guarantors of the debt securities. In accordance with Rule 457(n), no separate fee is payable with respect to the guaranties of the debt securities being registered.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor	State or other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
EXCO Services, Inc.	Delaware	26-1432747
EXCO Partners GP, LLC	Delaware	16-1771258
EXCO GP Partners Old, LP	Delaware	16-1771262
EXCO Partners OLP GP, LLC	Delaware	16-1771252
EXCO Operating Company, LP	Delaware	16-1771261
EXCO Midcontinent MLP, LLC	Delaware	26-3950557
EXCO Holding (PA), Inc.	Delaware	27-2481745
EXCO Production Company (PA), LLC	Delaware	27-2847701
EXCO Production Company (WV), LLC	Delaware	27-2847851
EXCO Equipment Leasing, LLC	Delaware	27-3141987
EXCO Resources (XA), LLC	Delaware	27-3177775
EXCO Land Company, LLC	Delaware	46-4259981
EXCO Holding MLP, Inc.	Texas	46-1571972

Prospectus

EXCO Resources, Inc.

Debt securities

Guaranties of debt securities

We may offer and sell from time to time an indeterminate number of our debt securities, and one or more of our existing and future subsidiaries may fully and unconditionally guarantee the principal of, and premium (if any) and interest on, such debt securities. This prospectus describes the general terms of the debt securities and the general manner in which we will offer such debt securities. When we sell debt securities, we will determine the amounts and types of debt securities we will sell and the prices and other terms on which we will sell them.

We may sell debt securities, on a continuous or delayed basis, to or through underwriters, dealers or agents or directly to purchasers. If any agents or underwriters are involved in the sale of these debt securities, the applicable prospectus supplement will provide their names and any applicable fees, commission or discounts.

Each time we sell debt securities pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. The prospectus supplement or free writing prospectus will contain more specific information about the offering and the debt securities being offered. The prospectus supplement or free writing prospectus will also describe the specific manner in which we will offer the debt securities. Any prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. This prospectus may not be used to sell debt securities unless accompanied by a prospectus supplement describing the method and terms of the offering.

You should carefully read this prospectus and the prospectus supplement or free writing prospectus, together with the documents we incorporate by reference, before you invest in our debt securities.

Investing in our debt securities involves risks. See “Risk factors” on page 5 of this prospectus and any additional risk factors in the prospectus supplement and the documents incorporated or deemed incorporated by reference before investing in our debt securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated April 8, 2014.

About this prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” (as defined in Rule 405 of the Securities Act of 1933, as amended, or the Securities Act), using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and/or sell any debt securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the debt securities we may offer. This prospectus does not contain all the information set forth in the registration statement as permitted by the rules of the SEC. Each time we may sell debt securities, to the extent required, we will provide a prospectus supplement that will contain specific information about the terms of that offering and may also provide you with a free writing prospectus. That prospectus supplement and any free writing prospectus may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement prepared by us. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and in any applicable prospectus supplement or any free writing prospectus, including any information incorporated by reference. Important information is contained in the documents that are incorporated by reference that are considered to be part of this prospectus. Additionally, information that we later file with the SEC will automatically update and supersede this information. Before purchasing any debt securities, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described in this prospectus under the headings “Where you can find more information” and “Information we incorporate by reference.”

This prospectus may not be used to sell any securities unless accompanied by a prospectus supplement.

We have not authorized any other person to provide you with any information other than what is contained or incorporated by reference in this prospectus or any applicable prospectus supplement or any free writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate at any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the cover page of such documents.

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

When used in this prospectus or in any supplement to this prospectus, the terms the “EXCO,” “EXCO Resources,” “Company,” “we,” “our” and “us” refer to EXCO Resources, Inc. and its consolidated subsidiaries, unless the context otherwise requires or as otherwise indicated.

Forward-looking statements

This prospectus, the prospectus supplement and the documents incorporated by reference in this prospectus and the prospectus supplement contain forward-looking statements, as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements relate to, among other things, the following:

•	our future financial and operating performance and results;

•	our business strategy;

•	market prices;

•	our future use of derivative financial instruments; and

•	our plans and forecasts.

We have based these forward-looking statements on our current assumptions, expectations and projections about future events.

We use the words “may,” “expect,” “anticipate,” “estimate,” “believe,” “continue,” “intend,” “plan,” “budget” and other similar words to identify forward-looking statements. The statements that contain these words should be read carefully because they discuss future expectations, contain projections of results of operations or our financial condition and/or state other “forward-looking” information. We do not undertake any obligation to update or revise publicly any forward-looking statements, except as required by applicable securities laws. These statements also involve risks and uncertainties that could cause our actual results or financial condition to materially differ from our expectations in this prospectus, the prospectus supplement and the documents incorporated by reference in this prospectus and the prospectus supplement, including, but not limited to:

•	fluctuations in the prices of oil, natural gas and natural gas liquids;

•	the availability of foreign oil, natural gas and natural gas liquids;

•	future capital requirements and availability of financing;

•	our ability to meet our current and future debt service obligations;

•	disruption of credit and capital markets and the ability of financial institutions to honor their commitments;

•	estimates of reserves and economic assumptions, including estimates related to acquisitions of oil and natural gas properties;

•	geological concentration of our reserves;

•	risks associated with drilling and operating wells;

•	exploratory risks, primarily related to our activities in shale formations, including the Eagle Ford shale play in South Texas;

•	discovery, acquisition, development and replacement of oil and natural gas reserves;

•	cash flow and liquidity;

•	timing and amount of future production of oil and natural gas;

•	availability of drilling and production equipment;

•	availability of water for drilling and hydraulic fracturing activities;

•	marketing of oil and natural gas;

•	political and economic conditions and events in oil-producing and natural gas-producing countries;

•	title to our properties;

•	litigation;

•	competition;

•	general economic conditions, including costs associated with drilling and operations of our properties;

•	environmental or other governmental regulations, including legislation to reduce emissions of greenhouse gases, legislation of derivative financial instruments, regulation of hydraulic fracture stimulation and elimination of income tax incentives available to our industry;

•	receipt and collectability of amounts owed to us by purchasers of our production and counterparties to our derivative financial instruments;

•	decisions whether or not to enter into derivative financial instruments;

•	potential acts of terrorism;

•	our ability to manage joint ventures with third parties, including the resolution of any material disagreements and our partners’ ability to satisfy obligations under these arrangements;

•	actions of third party co-owners of interests in properties in which we also own an interest;

•	fluctuations in interest rates; and

•	our ability to effectively integrate companies and properties that we acquire.

We believe that it is important to communicate our expectations of future performance to our investors. However, events may occur in the future that we are unable to accurately predict, or over which we have no control. We caution you not to place undue reliance on any forward-looking statements. When considering our forward-looking statements, keep in mind the risk factors and other cautionary statements in this prospectus, the prospectus supplement and the documents incorporated by reference. The risk factors noted in this prospectus, the prospectus supplement and the documents incorporated herein by reference, and other factors noted throughout this prospectus, the prospectus supplement and the documents incorporated by reference, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from those contained in any forward-looking statement. Please see “Risk factors” for a discussion of certain risks related to our business and an investment in our debt securities.

Our revenues, operating results and financial condition depend substantially on prevailing prices for oil and natural gas and the availability of capital from our credit agreement, or the EXCO Resources Credit Agreement and other sources. Declines in oil or natural gas prices may have a material adverse effect on our financial condition, liquidity, results of operations, the amount of oil or natural gas that we can produce economically and the ability to fund our operations. Historically, oil and natural gas prices and markets have been volatile, with prices fluctuating widely, and they are likely to continue to be volatile.

Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by our reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ from the quantities of oil and natural gas that are ultimately recovered.

Where you can find more information

This prospectus does not contain all of the information included in the registration statement and all of the exhibits and schedules thereto. For further information about the registrants, you should refer to the registration statement. Summaries of agreements or other documents in this prospectus are not necessarily complete. Please refer to the exhibits to the registration statement for complete copies of such documents.

We are subject to the informational requirements of the Exchange Act, and in accordance with the requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including this registration statement, are available over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at the Public Reference Room of the SEC at 100 F. Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the SEC at that address. Please call 1-800-SEC-0330 for further information on the operations of the public reference facilities.

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are made available free of charge on our website at www.excoresources.com as soon as reasonably practicable after we electronically file such material with, or otherwise furnish it to, the SEC. Information on our website is not incorporated by reference in this prospectus and is not a part of this prospectus.

Information we incorporate by reference

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of securities described in this prospectus (excluding any disclosures that are furnished and not filed with the SEC):

•	Our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on February 26, 2014; and

•	Our Current Reports on Form 8-K filed with the SEC on January 21, 2014, January 24, 2014, March 11, 2014, March 14, 2014, April 1, 2014 and April 8, 2014; and our Amendment No. 1 to our Current Report on Form 8-K/A filed with the SEC on September 25, 2013 (excluding Exhibit 99.2 thereto).

Information contained in this prospectus modifies or supersedes, as applicable, the information contained in earlier-dated documents incorporated by reference. Information contained in later-dated documents incorporated by reference will automatically supplement, modify or supersede, as applicable, the information contained in this prospectus or in earlier-dated documents incorporated by reference.

We will furnish without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request, a copy of the information that has been incorporated by reference in this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). You should direct any requests for copies to:

EXCO Resources, Inc.

12377 Merit Drive, Suite 1700

Dallas, Texas 75251

(214) 368-2084

Attn: William L. Boeing, Vice President, General Counsel and Secretary

Internet Website: www.excoresources.com

Our company

We are an independent oil and natural gas company engaged in the exploitation, exploration, acquisition, development and production of onshore U.S. oil and natural gas properties with a focus on shale resource plays. Our principal operations are conducted in certain key U.S. oil and natural gas areas including Texas, Louisiana and the Appalachia region.

Our primary strategy focuses on the exploitation and development of our shale resource plays, while continuing to evaluate complementary acquisitions that meet our strategic and financial objectives. We plan to carry out this strategy by leveraging our management and technical team’s experience, exploiting our multi-year inventory of development drilling locations in our shale resource plays, actively seeking acquisition opportunities, managing our liquidity and enhancing financial flexibility.

EXCO Resources, Inc. is a Texas corporation incorporated in October 1955. Our shares of common stock trade on the New York Stock Exchange, or NYSE, under symbol “XCO.” Our principal executive office is located at 12377 Merit Drive, Suite 1700, Dallas, Texas 75251. Our telephone number is (214) 368-2084. Our website address is www.excoresources.com. Except for any documents that are incorporated on or through this prospectus, our website is not part of this prospectus.

The subsidiary guarantors

One or more of our existing and any future subsidiaries may jointly and severally, fully and unconditionally guarantee our payment obligations under any debt securities offered by this prospectus. Financial information concerning our guarantor subsidiaries and non-guarantor subsidiaries, if any, is included in our consolidated financial statements filed as a part of our periodic reports filed pursuant to the Exchange Act to the extent required by the rules and regulations of the SEC.

Additional information concerning our subsidiaries and us is, or will be, as the case may be, included in the reports and other documents incorporated by reference in this prospectus or any applicable prospectus supplement. See “Where you can find more information.”

Risk factors

An investment in our debt securities involves certain risks. Before investing in our debt securities, you should carefully consider the risks and uncertainties described throughout this prospectus and contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 under the headings “Risk factors” and in any other filings we made with the SEC prior to the filing of this prospectus, and in the documents that we filed with the SEC after the date of this prospectus that are incorporated by reference into this prospectus, as well as any risks described in the prospectus supplement. Additional risks and uncertainties not currently known to us or that we currently view as immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows and could result in a loss of all or part of your investment.

Ratio of earnings to fixed charges

The following table sets forth our historical ratio of earnings to fixed charges:

	Year ended December 31,
	2013	2012	2011	2010	2009
Ratio of earnings to fixed charges	1.5x	(1)	(1)	10.4x	(1)

(1)	The amounts by which earnings were insufficient to cover fixed charges in 2012, 2011 and 2009 were $1.5 billion, $16.8 million and $512.1 million, respectively. These deficits were primarily due to non-cash impairments of oil and natural gas properties.

For purposes of computing the ratio of earnings to fixed charges, earnings are defined as:

•	income from continuing operations before income taxes and equity method earnings of affiliates; plus

•	fixed charges, distributed income of equity investees and amortization of capitalized interest; less

•	capitalized interest.

Fixed charges are defined as the sum of the following:

•	interest expense (including amounts capitalized);

•	amortization of debt discount and issuance cost (expensed and capitalized);

•	preferred stock dividends; and

•	that portion of rental expense which we believe to be representative of an interest factor.

Use of proceeds

Unless the applicable prospectus supplement indicates otherwise, we intend to use the net proceeds we receive from the sale of the debt securities offered by this prospectus and any accompanying prospectus supplement for general corporate purposes, which may include, among other things, the repayment of outstanding indebtedness, acquisitions of assets, businesses or securities, capital expenditures, working capital or the repayment, redemption or refinancing of all or a portion of any indebtedness or other securities outstanding at a particular time. Pending any specific application, we may initially invest proceeds in short-term marketable securities. We may provide additional information on the use of net proceeds from the sale of securities in an applicable prospectus supplement.

Description of debt securities and guaranties

The following summary of the terms of our debt securities describes general terms that apply to the debt securities. The particular terms of any debt securities will be described more specifically in the prospectus supplement relating to such debt securities.

General

From time to time, EXCO Resources, Inc. may issue debt securities in one or more series under the base indenture dated as of September 15, 2010, among EXCO, certain of its subsidiaries and Wilmington Trust Company, as trustee. In this “Description of debt securities and guaranties” section, the words “Company,” “we,” “us” and “our” refer only to EXCO Resources, Inc. and not to any of its subsidiaries.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent general, unsecured obligations of EXCO and will rank equally with all of our other unsecured and unsubordinated debt.

The debt securities may have the benefit of guaranties, which we refer to each as a guarantee, by one or more of our subsidiaries. We refer to our subsidiaries that provide a guarantee as a “guarantor.” If a guarantor issues a guarantee, the guarantee will be the general, unsecured obligation of such guarantor. Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term “guarantee debt securities” means debt securities that, as described in the prospectus supplement relating thereto, are guaranteed by one or more guarantors pursuant to the indenture.

The debt securities will effectively rank junior to all liabilities of our subsidiaries that do not guarantee the debt securities (excluding any amounts owed by such subsidiaries to the Company or any guarantor). Claims of creditors of our subsidiaries that do not guarantee the debt securities generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including holders of any debt securities. Accordingly, any debt securities will be structurally subordinated to creditors, including trade creditors and preferred shareholders, if any, of such subsidiaries.

The following description and the description of the terms of any debt securities in a prospectus supplement are only a summary of the material provisions of the indenture and any debt security. We urge you to read the indenture because it, not this description, defines your rights as holders of the debt securities. We have filed the indenture with the SEC as an exhibit to our registration statement. You may request copies of the indenture at our address set forth under the heading “Where you can find more information.”

Specific terms of debt securities

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium or at a discount and, unless otherwise provided in the applicable supplemental indenture, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except that the additional debt securities may have a different date of original issuance, offering price and first interest payment date, and, unless otherwise provided in the applicable prospectus supplement, will be consolidated with, and form a single series with, such outstanding debt securities. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC. The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;

•	the aggregate principal amount and any limit on the aggregate principal amount;

•	the person to whom interest is payable if other than the registered holder as of the record date;

•	the date or dates on which principal is payable;

•	the interest rate or rates and the date or dates from which interest will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interests is payable and the manner in which any payments may be made;

•	the terms and conditions upon which we may, or the holders may require us to redeem or repurchase the debt securities;

•	our obligation, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund;

•	the denominations in which such debt securities may be issuable, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	if the amount of principal of or premium, if any, or interest on the debt securities may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which the amounts will be determined;

•	the currency of denomination, if other than U.S. dollars;

•	if payments of principal of or premium, if any, or interest on the debt securities will be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•	if payments of principal of or premium, if any, or interest on the debt securities is payable, at our election or the election of the holder, in one or more currencies or currency units other than the currency of denomination, the terms and condition for such election;

•	any addition to or change in the acceleration provisions described in the indenture;

•	if the principal amount payable at stated maturity of the debt securities is not determinable as of any one or more dates prior to the stated maturity, the amount to be deemed to be the principal amount as of any such date;

•	any modifications with respect to the defeasance of the debt securities;

•	provisions relating to the issuance of a global security, if applicable, with respect to the debt securities, any legends for the debt securities and provisions relating to the transfer and exchange of debt securities;

•	any deletions of, modifications or additions to the events of default described in this prospectus or in the indenture;

•	any deletions of, modifications or additions to the covenants with respect to the debt securities described in this prospectus or in the indenture;

•	whether the debt securities will be convertible to or exchangeable for cash, securities or other property of any person, including the Company, and the terms and conditions for doing so;

•	whether the debt securities will be guaranteed by any guarantors and, if so, the identity of the guarantors and a description of the terms of the guaranties;

•	if the debt securities will be secured, the provisions relating to any collateral provided for such debt securities; and

•	any other terms of the debt securities to the extent that such terms are not inconsistent with the terms of the indenture.

Guaranties

The debt securities of any series may be guaranteed by one or more of our subsidiaries. However, unless otherwise provided in a prospectus supplement, the indenture does not require that any of our subsidiaries be a guarantor of any series of debt securities. As a result, a series of debt securities may not have any guarantors, and the guarantors of any series of guaranteed debt securities may differ from the guarantors of any other series of guaranteed debt securities. If the Company issues a series of guaranteed debt securities, the identity of the specific guarantors of the debt securities of that series will be identified in the applicable prospectus supplement.

If we issue a series of guaranteed debt securities, we will describe the particular terms of the guaranties of each such series in a prospectus supplement relating to that series, which we will file with the SEC. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will unconditionally guarantee the due and punctual payment of the principal of, and premium and interest, if any, on each debt security of such series, all in accordance with the terms of such guaranteed debt securities and the indenture.

The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law.

Unless otherwise specified in the applicable prospectus supplement, a guarantor’s guarantee will represent general, unsecured obligations of such guarantor and will rank equally with all other unsecured indebtedness of such guarantor. A guarantor’s unsecured guarantee will be effectively subordinated to, and thus have a junior position to, any secured indebtedness a guarantor may have with respect to the assets securing that indebtedness.

Each guarantor that makes a payment under its guarantee will be entitled, upon payment in full of all guaranteed obligations under the indenture, to contribution from each other guarantor in an amount equal to such other guarantor’s pro rata portion of such payment based on the respective net assets of all the guarantors at the time of such payment.

If a guarantee is rendered voidable, it could be subordinated by a court to all other indebtedness (including guaranties and other contingent liabilities) of the applicable guarantor, and, depending on the amount of such indebtedness, a guarantor’s liability on its guarantee could be reduced to zero.

Redemption

From time to time, we may issue debt securities that are redeemable, in which event the prospectus supplement will describe the terms and conditions of redemption.

Exchange and/or conversion rights

We may issue debt securities which can be exchanged for or converted into shares of common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to those debt securities.

Change of control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of EXCO, or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Certain covenants

Unless otherwise specified in this prospectus or a prospectus supplement, the debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Merger and consolidation

The Company will not consolidate with or merge with or into, or sell, convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any person, unless:

(1)	the resulting, surviving or transferee person shall be a person organized and existing under the laws of the United States, any State thereof or the District of Columbia and the successor company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the trustee, in form satisfactory to the trustee, all the obligations of the Company under the debt securities and the indenture;

(2)	immediately after giving effect to such transaction, no default or event of default shall have occurred and be continuing; and

(3)	if requested, the Company shall have delivered to the trustee an officer’s certificate stating that such transaction and such supplemental indenture, if any, complies with the indenture.

The successor company will be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the indenture, and the predecessor company, shall be released from all of its obligations under the debt securities.

Defaults

Set forth below are the events of default under the indenture. In addition, we may add to, modify or delete the events of default that may apply to a particular series of debt securities.

Events of default under the indenture include:

(1)	a default in the payment of interest on the debt securities when due, continued for 30 days;

(2)	a default in the payment of principal of any debt security when due at its stated maturity, upon optional redemption, upon declaration of acceleration or otherwise;

(3)	the Company defaults in the deposit of any sinking fund payment, when and as due by the terms of a security of such series;

(4)	the Company defaults in the performance of, or breaches, any of its covenants and agreements in respect of any debt security of such series contained in the indenture or in the debt securities of such series (other than those referred to in (1), (2) or (3) above), and such default or breach continues for a period of 90 days after the notice specified below;

(5)	the Company commences a voluntary proceeding under bankruptcy law, consents to the entry of an order for relief against it in an involuntary case or proceeding, consents to the appointment of a custodian for all or substantially all of its property, makes a general assignment for the benefit of credits, or takes any action to effect the foregoing;

(6)	a court of competent jurisdiction enters an order or decree against the Company under bankruptcy law that adjudicates the Company insolvent or bankrupt, appoints a custodian for all or substantially all of the Company’s property, or orders the winding-up or liquidation of the Company, or takes any other action to effect the foregoing, and such order or decree remains unstayed and in effect for 90 days; or

(7)	any other event of default with respect to a series of debt securities occurs.

However, a default under clause (4) will not constitute an event of default until the Company receives from the trustee or the holders of 25% in principal amount of the outstanding debt securities of such series a notice specifying the default, demanding that the default be remedied and stating that such notice is a “Notice of Default” and the Company does not cure such default within the time specified above after receipt of such notice.

If an event of default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities may declare the principal of and accrued but unpaid interest on all the debt securities to be due and payable by notice in writing to the Company specifying such event of default and stating that such notice is a “Notice of Acceleration.” Upon such a declaration, such principal and interest shall be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and interest on all the debt securities will ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders of the debt securities. Under certain circumstances, the holders of a majority in principal amount of the outstanding debt securities may waive an existing or past event of default and its consequences and may also rescind any such acceleration with respect to the debt securities and its consequences.

Subject to the provisions of the indenture, in case an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the debt securities unless such holders have offered to the trustee indemnity or security satisfactory to the trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a debt security may pursue any remedy with respect to the indenture or the debt securities unless: (1) such holder has previously given the trustee notice that an event of default is continuing; (2) holders of at least 25% in principal amount of the outstanding debt securities of such series have requested the trustee to pursue the remedy; (3) such holders have offered the trustee indemnity satisfactory to the trustee against any loss, liability or expense; (4) the trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and (5) holders of a majority in principal amount of the outstanding debt securities have not given the trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding debt securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of a debt security or that would involve the trustee in personal liability.

If a default occurs, is continuing and is known to the trustee, the trustee must mail or otherwise deliver in accordance with the procedures of The Depository Trust Company, or DTC, to each holder of the debt securities notice of the default within 90 days of the trustee’s knowledge of such default. Except in the case of a default in the payment of principal of or interest on any debt security, the trustee may withhold notice if and so long as it determines that withholding notice is not opposed to the interest of the holders of the debt securities of such series. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year. We are required to deliver to the trustee, within 30 days after we became aware of any event which would constitute certain defaults, written notice of such event and what action we are taking or propose to take in respect thereof.

Amendments and waivers

From time to time, without the consent of holders of debt securities of one or more series, we and the trustee may amend or supplement the indenture or debt securities of one or more series, or waive compliance in a particular instance by us with any provision of the indenture or debt securities in order to:

(1)	add covenants to any series of debt securities for the benefit of the holders of such debt securities or to surrender any right or power we have under the indenture;

(2)	provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

(3)	add events of default for the benefit of the holders of any series of debt securities;

(4)	add one or more guaranties for the benefit of holders of any series of debt securities;

(5)	secure any series of debt securities;

(6)	evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to any series of debt securities and to add to or change any of the provisions as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

(7)	provide for the issuance of additional debt securities of any series;

(8)	establish the form or terms of any series of debt securities as permitted by the indenture;

(9)	comply with the rules of any applicable depositary;

(10)	add to or change any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the issuance of any series of debt securities in uncertificated form;

(11)	add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (i) will not apply to the debt security of any previously created series that was entitled to the benefit of such provision or (ii) will become effective only when there is no outstanding debt security of any series described in clause (i);

(12)	cure any ambiguity, to correct or supplement any provision of the indenture which may be defective or inconsistent with any other provision of the indenture;

(13)	comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act; or

(14)	change any other provision under the indenture; provided that such action does not adversely affect the interests of the holders of any series of debt securities in any material respect.

From time to time we and the trustee may, with the consent of the holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities of one or more series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

(1)	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt securities;

(2)	reduce the principal amount of any debt securities or reduce the amount of the principal of an original issue discount debt security or any other debt securities which would be due and payable upon a declaration of acceleration of the maturity thereof, or reduce the rate of interest on any debt security;

(3)	reduce any premium payable upon the redemption of or change the date on which any debt security may or must be redeemed;

(4)	change the coin or currency in which the principal of or premium, if any, or interest on any debt security is payable;

(5)	impair the right of any holder to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

(6)	reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indenture or certain defaults hereunder and their consequences) provided for in the indenture;

(7)	modify any of the provisions relating to amendments or modifications to the indenture, the waiver of past defaults or the waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby; or

(8)	if any debt securities are convertible into or for any other debt securities or property of the Company, make any change that adversely affects in any material respect the right to convert any debt securities (except as permitted by the indenture) or decrease the conversion rate or increase the conversion price of any such debt securities of such series, unless such decrease or increase is permitted by the terms of such debt securities.

Satisfaction and discharge

We may satisfy and discharge our obligations under one or more series of debt securities and the indenture (1) by delivering to the trustee all outstanding debt securities of that series for cancellation or (2) if all outstanding debt securities of a series have become due and payable, whether at maturity or on a redemption date as a result of the mailing or delivery in accordance with the procedures of DTC of notice of redemption (it being understood that all outstanding debt securities of a series will be deemed to be due and payable on such redemption date upon the mailing or delivery in accordance with the procedures of DTC of such notice of redemption), and, in the case of clause (2), we irrevocably deposit with the trustee funds sufficient to pay at maturity or upon redemption all outstanding debt securities of such series, including premium, if any, and interest thereon to maturity or such redemption date, and if in any case we pay all other sums payable under the indenture by us.

Defeasance

When we use the term defeasance, we mean discharge from some or all of the obligations under the indenture. If we deposit with the trustee money or U.S. government securities sufficient, in the opinion of a nationally recognized firm of independent public accountants, to make payments on the debt securities of a series of debt securities under the indenture on the dates those payments are due, then at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”); or

•	we will no longer have any obligation to comply with specified restrictive covenants, if any, with respect to the debt securities of that series and other specified covenants under the indenture, and the related events of default will no longer apply (“covenant defeasance”).

If a series of debt securities is defeased, the holders of the debt securities of that series will not be entitled to the benefits of the indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium, if any, and interest on the debt securities will also survive.

We will be required to deliver to the trustee a legal opinion to the effect that holders of that series of debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, the legal opinion must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law).

Concerning the trustee

Wilmington Trust Company is the trustee under the indenture.

The indenture contains certain limitations on the rights of the trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest it must either eliminate such conflict or resign, subject to the provisions of the Trust Indenture Act and the indenture.

The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. If an event of default occurs (and is not cured), the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of debt securities of any series, unless the holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the indenture.

Payments and paying agent

Unless we inform you otherwise in a prospectus supplement, we will make payments on the debt securities in U.S. dollars at the office of the trustee and any payment agent. Unless we inform you otherwise in a prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive payments will be governed by the rules and practices of the depositary and its participants.

Unless we inform you otherwise in a prospectus supplement, the trustee under the indenture will be designated as the paying agent for payments on debt securities issued under the indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payments will be made on the following business day with the same force and effect as if made on such interest payment date, and no additional interest will accrue solely as a result of such delayed payment.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of one year after the amount is due to a holder will be repaid to us. After that one-year period, the holder may look only to use for payment and not to the trustee, any other paying agent or anyone else.

Governing law

The indenture, the debt securities and any guaranties will be governed by, and construed in accordance with, the laws of the State of New York.

Form of debt securities and exchange

Unless otherwise specified in a prospectus supplement, the debt securities will be issued in registered form, without coupons. In addition, unless otherwise specified in a prospectus supplement, the debt securities will be issued in global—i.e., book-entry form only. Debt securities in book-entry form will be represented by a global debt security registered in the name of, and deposited with, or on behalf of, DTC and registered, at the request of DTC, in the name of Cede & Co.

Beneficial interests in the debt securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. Beneficial interests in a global debt security will be held in minimum denominations of $2,000 and whole multiples of $1,000 in excess of that amount.

Except in limited circumstances, global debt securities are not exchangeable for definitive certificated debt securities.

Payments in respect of the principal of, and interest and premium, if any, on a global debt security registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder. We will make principal, premium, if any, and interest payments on all debt securities represented by a global debt security to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the global debt security for all purposes under the indenture.

No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary for such global security or any nominee of such depositary unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary for such global security or has ceased to be qualified to act as a depositary as required by the indenture;

•	there has occurred and is continuing an event of default with respect to the debt securities represented by such global security; or

•	there exist such circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable prospectus supplement.

Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee, and to persons that may hold beneficial interests through these institutions. These institutions are called participants. In connection with the issuance of any global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by (a) DTC, the depositary, with respect to participants’ interests, or (b) any such participant, with respect to interests of persons held by such participant on their behalf. Payments, transfers, exchanges and others matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. We, the trustee and any of our agents will not have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Plan of distribution

We may sell debt securities in any one or more of the following ways from time to time: (1) through agents; (2) to or through underwriters; (3) through brokers or dealers; (4) directly by us to purchasers, including through a specific bidding, auction or other process; or (5) through a combination of any of these methods of sale. The applicable prospectus supplement will contain the terms of the transaction, name or names of any underwriters, dealers or agents and the respective amounts of debt securities underwritten or purchased by them, the price of the offered debt securities and the net proceeds to us from the sale, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the debt securities may be deemed to be underwriters, and compensation received by them on resale of the debt securities may be deemed to be underwriting discounts under the Securities Act.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The debt securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase debt securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an “underwriter,” as that term is defined in the Securities Act, of the debt securities so offered and sold. We will name any agent involved in the offer and sale and describe any commissions payable by us in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable efforts basis for the period of its appointment.

If underwriters are utilized in the sale of any debt securities in respect of which this prospectus is being delivered, such debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. If we sell the debt securities to underwriters, we will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. The debt securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of the debt securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such debt securities if they purchase any of them.

If a dealer is utilized in the sale of the debt securities in respect of which this prospectus is delivered, we will sell such debt securities to the dealer, as principal. The dealer may then resell such debt securities to the public at varying prices to be determined by such dealer at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the applicable prospectus supplement.

Offers to purchase debt securities may also be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others who may be deemed to be “underwriters” within the meaning of the Securities Act with respect to any resale thereof.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving the offer and sale of debt securities and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

Unless otherwise indicated in the applicable prospectus supplement, any of the debt securities offered will be a new issue and will have no established trading market. We may elect to list the debt securities on an exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the debt securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the debt securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the debt securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the debt securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on any securities exchange on which the debt securities may be listed, in the over-the-counter market or otherwise.

The place and time of delivery for debt securities will be set forth in the accompanying prospectus supplement for such debt securities.

Legal matters

Unless we state otherwise in the applicable prospectus supplement, our legal counsel, Haynes and Boone LLP, Dallas, Texas, will pass upon certain legal matters in connection with the offered securities. Any underwriters or agents will be represented by their own legal counsel, who will be identified in the applicable prospectus supplement.

Experts

The consolidated balance sheets of EXCO Resources, Inc. and its subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of operations, cash flows, and changes in shareholders’ equity for each of the years in the three-year period ended December 31, 2013 and the related financial statement schedules and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The statements of revenues and direct operating expenses for EXCO Resources Inc.’s Acquired Chesapeake Oil and Natural Gas Properties for the years ended December 31, 2012, 2011, and 2010 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of TGGT Holdings, LLC and its subsidiaries, which comprise the consolidated balance sheets as of November 14, 2013 and December 31, 2012, and the related consolidated statements of operations, cash flows, and members’ equity for the period from January 1, 2013 to November 14, 2013 and the years ended December 31, 2012 and 2011, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Independent petroleum engineers

Lee Keeling and Associates, Inc., independent petroleum engineers, Tulsa, Oklahoma, prepared the Proved Reserves estimates with respect to our non-shale properties included in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference in this prospectus and elsewhere in the registration statement in reliance upon the authority of said firm as experts in petroleum engineering.

Netherland, Sewell & Associates, Inc., independent petroleum engineers, Dallas, Texas, prepared the Proved Reserves estimates with respect to our shale properties included in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference in this prospectus and elsewhere in the registration statement in reliance upon the authority of said firm as experts in petroleum engineering.

Ryder Scott Company, L.P., independent petroleum engineers, Houston, Texas, prepared the Proved Reserves estimates with respect to our shale properties in the South Texas region included in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference in this prospectus and elsewhere in the registration statement in reliance upon the authority of said firm as experts in petroleum engineering.

Haas Petroleum Engineering Services, Inc., independent petroleum engineers, Dallas, Texas, prepared the Proved Reserves estimates with respect to our shale properties included in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference in this prospectus and elsewhere in the registration statement in reliance upon the authority of said firm as experts in petroleum engineering.

EXCO Resources, Inc.

Prospectus

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other expenses of issuance and distribution.

The following table sets forth the estimated fees and expenses (other than underwriting compensation expected to be incurred) expected to be incurred in connection with the registration of the debt securities and the guaranties thereof.

SEC registration fee	$ *
Printing and engraving expenses	**
Accounting fees and expenses	**
Engineering fees and expenses	**
Legal fees and expenses	**
Trustee fees and expenses	**
Rating agency fees and expenses	**
Miscellaneous expenses	**

Total	$ **

* Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933.

** An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of directors and officers.

Texas corporate registrants

We and EXCO Holding MLP, Inc., or EXCO MLP, are corporations incorporated under the laws of the state of Texas. Section 7.001 of the Texas Business Organizations Code, or the TBOC, permits a Texas corporation to limit the personal liability of its directors to such corporation or its shareholders for monetary damages for any act or omission in a director’s capacity as director, except for liability for any of the following:

(i)	A breach of the director’s duty of loyalty to the corporation or its shareholders;

(ii)	An act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of law;

(iii)	A transaction from which the director received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the director’s duties; or

(iv)	An act or omission for which the liability of a director is expressly provided by an applicable statute.

Under Sections 8.101, 8.102 and 8.103 of the TBOC, subject to the procedures and limitations stated therein, a Texas corporation may indemnify a director who was, is or is threatened to be made a respondent in a proceeding against a judgment and reasonable expenses actually incurred by the person in connection with the proceeding if it is determined that the person seeking indemnification:

(i)	acted in good faith;

(ii)	reasonably believed (A) in the case of conduct in his or her official capacity, that his or her conduct was in or was not opposed to the corporation’s best interests (B) in any other case, that his or her conduct was not opposed to the corporation’s best interests; and

(iii)	in the case of a criminal proceeding, did not have a reasonable cause to believe his or her conduct was unlawful.

Under Section 8.105 of the TBOC, a Texas corporation may indemnify an officer as provided by its governing documents, by action of its board of directors, by action of its shareholders, by contract or by common law.

Sections 8.051 and 8.105 of the TBOC require a Texas corporation to indemnify a director, former director or officer against reasonable expenses actually incurred by the director, former director or officer in connection with a proceeding in which the director, former director or officer is a respondent because the director, former director or officer is or was in that position if the director, former director or officer has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

The TBOC prohibits a Texas corporation from indemnifying a director in respect of a proceeding in which the director is found liable to the corporation or is found liable because a personal benefit was improperly received by him or her, other than for reasonable expenses actually incurred by him or her in connection with the proceeding, not including a judgment, penalty, fine or tax. The TBOC prohibits a Texas corporation entirely from indemnifying a director in respect of any such proceeding in which the director is found liable for willful or intentional misconduct in the performance of his or her duties to the corporation, breach of the duty of loyalty to the corporation or an act or omission not committed in good faith that constitutes a breach of a duty owed by the director to the corporation.

Under Sections 8.052 and 8.105 of the TBOC, a court may order a Texas corporation to indemnify a director, former director or officer if the court determines that the director, former director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. If, however, the director, former director or officer is found liable to the corporation or is found liable on the basis that a personal benefit was improperly received by him or her, the indemnification will be limited to reasonable expenses actually incurred by him or her in connection with the proceeding.

EXCO Resources, Inc.

Article XIV of our Third Amended and Restated Articles of Incorporation provides that to the fullest extent permitted by Texas law, our directors will have no personal liability to us or our shareholders for any acts or omissions in the director’s performance of his or her duties as a director. Article XIV further provides that if Texas law is amended to authorize further elimination of the personal liability of directors for or with respect to any acts or omissions in the performance of their duties as directors, then the liability of a director shall be eliminated to the fullest extent permitted by Texas law, as so amended. Any repeal or modification of Article XIV by our shareholders will not adversely affect any right or protection of a director existing immediately prior to such repeal or modification.

Article XIII of our Third Amended and Restated Articles of Incorporation and Article VI of our Second Amended and Restated Bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by Texas law. Our Second Amended and Restated Bylaws further provide that we must pay or reimburse reasonable expenses incurred by one of our directors or officers who was, is or is threatened to be made a named defendant or respondent in a proceeding to the maximum extent permitted under Texas law.

EXCO Holding MLP, Inc.

Article VIII of EXCO MLP’s Certificate of Formation provides that, to the fullest extent permitted by Texas law, its directors will have no personal liability to EXCO MLP or its shareholder(s) for any acts or omissions in the director’s performance of his or her duties as a director, subject to certain exceptions. Article VIII further provides that the liability of a director shall be eliminated to the fullest extent permitted by any future amendments to Texas law. Any repeal or modification of Article VIII by the shareholders of EXCO MLP will not adversely affect any right or protection of a director existing at the time of such repeal or modification.

Article VI of EXCO MLP’s Bylaws provide that EXCO MLP must indemnify and hold harmless any person to the fullest extent authorized by the TBOC, as it currently exists or may thereafter be amended, against all expense, liability and loss reasonably incurred by reason of the fact that he or she is or was or has agreed to become a director or officer of EXCO MLP or is or was serving or has agreed to serve at the request of EXCO MLP as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, who was, is or is threatened to be made a party or is involved in a proceeding.

Delaware corporate registrants

EXCO Services, Inc. and EXCO Holding (PA), Inc., or, collectively, the Delaware Corporate Registrants, are corporations incorporated under the laws of the state of Delaware. Section 145(a) of the Delaware General Corporation Law, or the DGCL, among other things, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (collectively, a “Proceeding”) (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against such expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.

Further, Section 145(c) of the DGCL provides that, to the extent any present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 145(f) of the DGCL provides that the statutory provisions on indemnification are not exclusive of indemnification provided pursuant to, among other things, the bylaws or indemnification agreements. Each of the Delaware Corporate Registrant’s Bylaws contains provisions regarding the indemnification of their respective directors and officers. Article VI, Section 1 of the Bylaws of each of the Delaware Corporate Registrants provide for the indemnification of their respective current, former and proposed officers and directors to substantially the same extent permitted by the DGCL.

The indemnification described above (unless ordered by a court) shall be paid by the respective Delaware Corporate Registrant unless a determination is made that indemnification of the director, officer, employee or agent is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth above. This determination must be made:

•	by the board of directors, or a committee thereof, of the Delaware Corporate Registrant by a majority vote of a quorum consisting of directors who were not parties to such Proceeding;

•	if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

•	by the Delaware Corporate Registrant’s stockholders.

Article VI, Section 1 of the Bylaws of each of the Delaware Corporate Registrants provide that costs, charges and expenses (including attorneys’ fees) incurred by a person seeking indemnification under such Section in defending a Proceeding shall be paid by the respective Delaware Corporate Registrant in advance of the final disposition of such Proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a current, former or proposed director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such Proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it shall ultimately be determined that such current, former or proposed director or officer is not entitled to be indemnified by the respective Delaware Corporate Registrant. Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Delaware Corporate Registrant’s board of directors deems appropriate. The board of directors of the Delaware Corporate Registrants may, upon approval of such director, officer, employee or agent of a Delaware Corporate Registrant, authorize counsel for the respective Delaware Corporate Registrant to represent such person in any Proceeding, whether or not the Delaware Corporate Registrant is a party to such Proceeding.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, but excludes specifically liability for any:

•	breach of the director’s duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;

•	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•	transactions from which the director derived an improper personal benefit.

The provision does not limit equitable remedies, such as an injunction or rescission for breach of a director’s fiduciary duty of care.

The certificate of incorporation of each of the Delaware Corporate Registrants contains a provision eliminating the personal liability of a director from breaches of fiduciary duty, subject to the exceptions described above.

Delaware limited liability company registrants

EXCO Partners GP, LLC, EXCO Partners OLP GP, LLC, or OLP GP, EXCO Midcontinent MLP, LLC, EXCO Production Company (PA), LLC, or EXCOPA, EXCO Production Company (WV), LLC, or EXCOWV, EXCO Equipment Leasing, LLC, EXCO Resources (XA), LLC, or EXCOXA, and EXCO Land Company, LLC, or EXCOLC, and, collectively, the Delaware LLC Registrants, are limited liability companies formed under the laws of the state of Delaware. Section 18-108 of the Delaware Limited Liability Company Act, or the DLLCA, provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreements of OLP GP, EXCOPA, EXCOWV, EXCOXA and EXCOLC provide that each of such respective Delaware LLC Registrants will indemnify persons who serve as a manager or managing member, as applicable, or as a director or officer of such Delaware LLC Registrant from liabilities arising out of any management of the Delaware LLC Registrant’s affairs, subject to all limitations and requirements imposed by the DLLCA.

Delaware limited partnership registrants

EXCO GP Partners Old, LP and EXCO Operating Company, LP, or, collectively, the Delaware LP Registrants, are limited partnerships formed under the laws of the state of Delaware. Section 17-108 of the

Delaware Limited Partnership Act, or the DLPA, provides that, subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. The limited partnership agreements of EXCO GP Partners Old, LP and EXCO Operating Company, LP limit the liability of limited partners to the initial capital contribution made by each limited partner as provided for in the respective limited partnership agreements.

Insurance

We maintain insurance for our officers and directors against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, under insurance policies, the premiums of which we pay. The effect of these policies is to indemnify any of our officers and directors against expenses, judgments, attorney’s fees and other amounts paid in settlements incurred by an officer or director upon a determination that such person acted in good faith.

In addition, we have entered into indemnification agreements with each of Mark F. Mulhern, our executive vice president and chief financial officer and a former director, and Vincent J. Cebula, a former director, pursuant to which we have agreed to indemnify them to the fullest extent permitted by the laws of the State of Texas and advance certain expenses as described therein. We entered into the indemnification agreements with Messrs. Mulhern and Cebula in consideration of their agreement to serve on a special committee of the board of directors in connection with a proposal submitted in 2010 by Douglas Miller, our former chairman and chief executive officer, to acquire all of the outstanding shares of our common stock.

Item 16. Exhibits.

A list of exhibits filed herewith is contained in the Exhibit Index that immediately precedes such exhibits and is incorporated by reference herein.

Item 17. Undertakings.

The undersigned registrants hereby undertake:

(a)	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement,

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on April 8, 2014.

EXCO RESOURCES, INC.

By:	/s/ Harold L. Hickey
Name: Harold L. Hickey
Title: President and Chief Operating Officer

Power of Attorney

Each person whose signature appears below constitutes and appoints Harold L. Hickey, Mark F. Mulhern and William L. Boeing, severally, each with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Harold L. Hickey	President and Chief Operating Officer	April 8, 2014
Harold L. Hickey	(Principal Executive Officer)

/s/ Mark F. Mulhern	Executive Vice President and Chief Financial Officer	April 8, 2014
Mark F. Mulhern	(Principal Financial Officer)

/s/ Richard A. Burnett	Chief Accounting Officer	April 8, 2014
Richard A. Burnett	(Principal Accounting Officer)

/s/ Jeffrey D. Benjamin	Chairman of the Board	April 8, 2014
Jeffrey D. Benjamin

/s/ Earl E. Ellis	Director	April 8, 2014
Earl E. Ellis

/s/ B. James Ford	Director	April 8, 2014
B. James Ford

Signature	Title	Date

/s/ Samuel A. Mitchell	Director	April 8, 2014
Samuel A. Mitchell

/s/ Boone Pickens	Director	April 8, 2014
Boone Pickens

/s/ Wilbur L. Ross, Jr.	Director	April 8, 2014
Wilbur L. Ross, Jr.

/s/ Jeffrey S. Serota	Director	April 8, 2014
Jeffrey S. Serota

/s/ Robert L. Stillwell	Director	April 8, 2014
Robert L. Stillwell

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on April 8, 2014.

EXCO SERVICES, INC.

By:	/s/ Harold L. Hickey
Name: Harold L. Hickey
Title: President and Chief Operating Officer

Power of Attorney

Each person whose signature appears below constitutes and appoints Harold L. Hickey, Mark F. Mulhern and William L. Boeing, severally, each with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Harold L. Hickey	Director, President and Chief Operating Officer (Principal Executive Officer)	April 8, 2014
Harold L. Hickey

/s/ Mark F. Mulhern Mark F. Mulhern	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 8, 2014

/s/ Richard A. Burnett	Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 8, 2014
Richard A. Burnett

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on April 8, 2014.

EXCO PARTNERS GP, LLC

By:	/s/ Harold L. Hickey
Name: Harold L. Hickey
Title: President and Chief Operating Officer

Power of Attorney

Each person whose signature appears below constitutes and appoints Harold L. Hickey, Mark F. Mulhern and William L. Boeing, severally, each with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Harold L. Hickey Harold L. Hickey	Director, President and Chief Operating Officer (Principal Executive Officer)	April 8, 2014

/s/ Mark F. Mulhern Mark F. Mulhern	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 8, 2014

/s/ Richard A. Burnett Richard A. Burnett	Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 8, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on April 8, 2014.

EXCO GP PARTNERS OLD, LP

By:	EXCO PARTNERS GP, LLC,
its general partner

By:	/s/ Harold L. Hickey
Name: Harold L. Hickey
Title: President and Chief Operating Officer

Power of Attorney

Each person whose signature appears below constitutes and appoints Harold L. Hickey, Mark F. Mulhern and William L. Boeing, severally, each with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title (of EXCO Partners GP, LLC)	Date

/s/ Harold L. Hickey	Director, President and Chief Operating Officer	April 8, 2014
Harold L. Hickey	(Principal Executive Officer)

/s/ Mark F. Mulhern	Director, Executive Vice President and Chief Financial	April 8, 2014
Mark F. Mulhern	Officer (Principal Financial Officer)

/s/ Richard A. Burnett	Vice President and Chief Accounting Officer	April 8, 2014
Richard A. Burnett	(Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on April 8, 2014.

EXCO PARTNERS OLP GP, LLC

By:	/s/ Harold L. Hickey
Name: Harold L. Hickey
Title: President and Chief Operating Officer

Power of Attorney

Each person whose signature appears below constitutes and appoints Harold L. Hickey, Mark F. Mulhern and William L. Boeing, severally, each with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Harold L. Hickey	Manager, President and Chief Operating Officer (Principal Executive Officer)	April 8, 2014
Harold L. Hickey

/s/ Mark F. Mulhern	Manager, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 8, 2014
Mark F. Mulhern

/s/ Richard A. Burnett	Vice President and Chief Accounting Officer	April 8, 2014
Richard A. Burnett	(Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on April 8, 2014.

EXCO OPERATING COMPANY, LP

By:	EXCO PARTNERS OLP GP, LLC,
its general partner

By:	/s/ Harold L. Hickey
Name: Harold L. Hickey
Title: President and Chief Operating Officer

Power of Attorney

Each person whose signature appears below constitutes and appoints Harold L. Hickey, Mark F. Mulhern and William L. Boeing, severally, each with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title (of EXCO Partners OLP GP, LLC)	Date

/s/ Harold L. Hickey	Manager, President and Chief Operating Officer	April 8, 2014
Harold L. Hickey	(Principal Executive Officer)

/s/ Mark F. Mulhern	Manager, Executive Vice President and Chief Financial	April 8, 2014
Mark F. Mulhern	Officer (Principal Financial Officer)

/s/ Richard A. Burnett	Vice President and Chief Accounting Officer	April 8, 2014
Richard A. Burnett	(Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on April 8, 2014.

EXCO MIDCONTINENT MLP, LLC

By:	/s/ Harold L. Hickey
Name: Harold L. Hickey
Title: President and Chief Operating Officer

Power of Attorney

Each person whose signature appears below constitutes and appoints Harold L. Hickey, Mark F. Mulhern and William L. Boeing, severally, each with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Harold L. Hickey	President and Chief Operating Officer (Principal Executive Officer)	April 8, 2014
Harold L. Hickey

/s/ Mark F. Mulhern	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 8, 2014
Mark F. Mulhern

/s/ Richard A. Burnett	Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 8, 2014
Richard A. Burnett

EXCO Resources, Inc.	Member	April 8, 2014

By: /s/ Harold L. Hickey
Name: Harold L. Hickey
Title: President and Chief Operating Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on April 8, 2014.

EXCO HOLDING (PA), INC.

By:	/s/ Harold L. Hickey
Name: Harold L. Hickey
Title: President and Chief Operating Officer

Power of Attorney

Each person whose signature appears below constitutes and appoints Harold L. Hickey, Mark F. Mulhern and William L. Boeing, severally, each with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Harold L. Hickey	Director, President and Chief Operating Officer (Principal Executive Officer)	April 8, 2014
Harold L. Hickey

/s/ Mark F. Mulhern	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 8, 2014
Mark F. Mulhern

/s/ Richard A. Burnett	Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 8, 2014
Richard A. Burnett

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on April 8, 2014.

EXCO PRODUCTION COMPANY (PA), LLC

By:	/s/ Harold L. Hickey
Name: Harold L. Hickey
Title: President and Chief Operating Officer

Power of Attorney

Each person whose signature appears below constitutes and appoints Harold L. Hickey, Mark F. Mulhern and William L. Boeing, severally, each with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Harold L. Hickey	President and Chief Operating Officer	April 8, 2014
Harold L. Hickey	(Principal Executive Officer)

/s/ Mark F. Mulhern	Executive Vice President and Chief Financial Officer	April 8, 2014
Mark F. Mulhern	(Principal Financial Officer)

/s/ Richard A. Burnett	Vice President and Chief Accounting Officer	April 8, 2014
Richard A. Burnett	(Principal Accounting Officer)

EXCO Holding (PA), Inc.	Member	April 8, 2014

By: /s/ Harold L. Hickey
Name: Harold L. Hickey
Title: President and
Chief Operating Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on April 8, 2014

EXCO PRODUCTION COMPANY (WV), LLC

By:	/s/ Harold L. Hickey
Name: Harold L. Hickey
Title: President and Chief Operating Officer

Power of Attorney

Each person whose signature appears below constitutes and appoints Harold L. Hickey, Mark F. Mulhern and William L. Boeing, severally, each with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Harold L. Hickey	President and Chief Operating Officer	April 8, 2014
Harold L. Hickey	(Principal Executive Officer)

/s/ Mark F. Mulhern	Executive Vice President and Chief Financial Officer	April 8, 2014
Mark F. Mulhern	(Principal Financial Officer)

/s/ Richard A Burnett	Vice President and Chief Accounting Officer	April 8, 2014
Richard A. Burnett	(Principal Accounting Officer)

EXCO Holding (PA), Inc.	Member	April 8, 2014

By: /s/ Harold L. Hickey
Name: Harold L. Hickey
Title: President and
Chief Operating Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on April 8, 2014.

EXCO EQUIPMENT LEASING, LLC

By:	/s/ Harold L. Hickey
Name: Harold L. Hickey
Title: President and Chief Operating Officer

Power of Attorney

Each person whose signature appears below constitutes and appoints Harold L. Hickey, Mark F. Mulhern and William L. Boeing, severally, each with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Harold L. Hickey	Manager, President and Chief Operating Officer	April 8, 2014
Harold L. Hickey	(Principal Executive Officer)

/s/ Mark F. Mulhern	Manager, Executive Vice President and Chief Financial	April 8, 2014
Mark F. Mulhern	Officer (Principal Financial Officer)

/s/ Richard A. Burnett	Vice President and Chief Accounting Officer	April 8, 2014
Richard A. Burnett	(Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on April 8, 2014.

EXCO RESOURCES (XA), LLC

By:	/s/ Harold L. Hickey
Name: Harold L. Hickey
Title: President and Chief Operating Officer

Power of Attorney

Each person whose signature appears below constitutes and appoints Harold L. Hickey, Mark F. Mulhern and William L. Boeing, severally, each with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Harold L. Hickey	President and Chief Operating Officer	April 8, 2014
Harold L. Hickey	(Principal Executive Officer)

/s/ Mark F. Mulhern	Executive Vice President and Chief Financial Officer	April 8, 2014
Mark F. Mulhern	(Principal Financial Officer)

/s/ Richard A. Burnett	Vice President and Chief Accounting Officer	April 8, 2014
Richard A. Burnett	(Principal Accounting Officer)

EXCO Holding (PA), Inc.	Member	April 8, 2014

By: /s/ Harold L. Hickey
Name: Harold L. Hickey
Title: President and
Chief Operating Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on April 8, 2014.

EXCO LAND COMPANY, LLC

By:	/s/ Harold L. Hickey
Name: Harold L. Hickey
Title: President and Chief Operating Officer

Power of Attorney

Each person whose signature appears below constitutes and appoints Harold L. Hickey, Mark F. Mulhern and William L. Boeing, severally, each with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Harold L. Hickey	President and Chief Operating Officer	April 8, 2014
Harold L. Hickey	(Principal Executive Officer)

/s/ Mark F. Mulhern	Executive Vice President and Chief Financial Officer	April 8, 2014
Mark F. Mulhern	(Principal Financial Officer)

/s/ Richard A. Burnett	Vice President and Chief Accounting Officer	April 8, 2014
Richard A. Burnett	(Principal Accounting Officer)

EXCO Operating Company, LP	Member	April 8, 2014

By: EXCO Partners OLP GP, LLC, its General Partner

By: /s/ Harold L. Hickey
Name: Harold L. Hickey
Title: President and
Chief Operating Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on April 8, 2014.

EXCO HOLDING MLP, INC.

By:	/s/ Harold L. Hickey
Name: Harold L. Hickey
Title: President and Chief Operating Officer

Power of Attorney

Each person whose signature appears below constitutes and appoints Harold L. Hickey, Mark F. Mulhern and William L. Boeing, severally, each with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Harold L. Hickey	Director, President and Chief Operating Officer	April 8, 2014
Harold L. Hickey	(Principal Executive Officer)

/s/ Mark F. Mulhern	Director, Executive Vice President and Chief Financial Officer	April 8, 2014
Mark F. Mulhern	(Principal Financial Officer)

/s/ Richard A. Burnett	Vice President and Chief Accounting Officer	April 8, 2014
Richard A. Burnett	(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit Description

**1.1	Underwriting Agreement.

4.1	Indenture, dated September 15, 2010, by and between EXCO Resources, Inc. and Wilmington Trust Company, as trustee, filed as an Exhibit to EXCO’s Current Report on Form 8-K, dated September 10, 2010 and filed on September 15, 2010 and incorporated by reference herein.

4.2	First Supplemental Indenture, dated September 15, 2010, by and among EXCO Resources, Inc., certain of its subsidiaries and Wilmington Trust Company, as trustee, including the form of 7.500% Senior Notes due 2018, filed as an Exhibit to EXCO’s Current Report on Form 8-K, dated September 10, 2010 and filed on September 15, 2010 and incorporated by reference herein.

4.3	Second Supplemental Indenture, dated as of February 12, 2013, by and among EXCO Resources, Inc., EXCO/HGI JV Assets, LLC, EXCO Holding MLP, Inc. and Wilmington Trust Company, as trustee, filed as an Exhibit to EXCO’s Current Report on Form 8-K, dated February 12, 2013 and filed on February 19, 2013 and incorporated by reference herein.

4.4	Third Amended and Restated Articles of Incorporation of EXCO Resources, Inc., filed as an Exhibit to EXCO’s Current Report on Form 8-K (File No. 001-32743), dated February 8, 2006 and filed on February 14, 2006 and incorporated by reference herein.

4.5	Articles of Amendment to the Third Amended and Restated Articles of Incorporation of EXCO Resources, Inc., filed as an Exhibit to EXCO’s Current Report on Form 8-K (File No. 001-32743), dated August 30, 2007 and filed on September 5, 2007 and incorporated by reference herein.

4.6	Second Amended and Restated Bylaws of EXCO Resources, Inc., filed as an Exhibit to EXCO’s Current Report on Form 8-K, dated March 4, 2009 and filed on March 6, 2009 and incorporated by reference herein.

4.7	Certificate of Incorporation of EXCO Services, Inc., filed as an Exhibit to EXCO’s Registration Statement on Form S-3, dated September 7, 2010 and filed on September 7, 2010 and incorporated by reference herein.

4.8	Bylaws of EXCO Services, Inc., filed as an Exhibit to EXCO’s Registration Statement on Form S-3, dated September 7, 2010 and filed on September 7, 2010 and incorporated by reference herein.

4.9	Certificate of Formation of EXCO Partners GP, LLC, filed as an Exhibit to EXCO’s Registration Statement on Form S-3, dated September 7, 2010 and filed on September 7, 2010 and incorporated by reference herein.

4.10	Limited Liability Company Agreement of EXCO Partners GP, LLC, filed as an Exhibit to EXCO’s Registration Statement on Form S-3, dated September 7, 2010 and filed on September 7, 2010 and incorporated by reference herein.

4.11	Certificate of Limited Partnership of EXCO GP Partners Old, LP, as amended, filed as an Exhibit to EXCO’s Registration Statement on Form S-3, dated September 7, 2010 and filed on September 7, 2010 and incorporated by reference herein.

4.12	Agreement of Limited Partnership of EXCO GP Partners Old, LP, as amended, filed as an Exhibit to EXCO’s Registration Statement on Form S-3, dated September 7, 2010 and filed on September 7, 2010 and incorporated by reference herein.

4.13	Certificate of Formation of EXCO Partners OLP GP, LLC, filed as an Exhibit to EXCO’s Registration Statement on Form S-3, dated September 7, 2010 and filed on September 7, 2010 and incorporated by reference herein.

Exhibit No.	Exhibit Description

4.14	Limited Liability Company Agreement of EXCO Partners OLP GP, LLC, filed as an Exhibit to EXCO’s Registration Statement on Form S-3, dated September 7, 2010 and filed on September 7, 2010 and incorporated by reference herein.

4.15	Certificate of Limited Partnership of EXCO Operating Company, LP, as amended, filed as an Exhibit to EXCO’s Registration Statement on Form S-3, dated September 7, 2010 and filed on September 7, 2010 and incorporated by reference herein.

4.16	Agreement of Limited Partnership of EXCO Operating Company, LP, filed as an Exhibit to EXCO’s Registration Statement on Form S-3, dated September 7, 2010 and filed on September 7, 2010 and incorporated by reference herein.

4.17	Certificate of Formation of EXCO Midcontinent MLP, LLC, filed as an Exhibit to EXCO’s Registration Statement on Form S-3, dated September 7, 2010 and filed on September 7, 2010 and incorporated by reference herein.

4.18	Limited Liability Company Agreement of EXCO Midcontinent MLP, LLC, filed as an Exhibit to EXCO’s Registration Statement on Form S-3, dated September 7, 2010 and filed on September 7, 2010 and incorporated by reference herein.

4.19	Certificate of Incorporation of EXCO Holding (PA), Inc., filed as an Exhibit to EXCO’s Registration Statement on Form S-3, dated September 7, 2010 and filed on September 7, 2010 and incorporated by reference herein.

4.20	Bylaws of EXCO Holding (PA), Inc., filed as an Exhibit to EXCO’s Registration Statement on Form S-3, dated September 7, 2010 and filed on September 7, 2010 and incorporated by reference herein.

4.21	Certificate of Formation of EXCO Production Company (PA), LLC, filed as an Exhibit to EXCO’s Registration Statement on Form S-3, dated September 7, 2010 and filed on September 7, 2010 and incorporated by reference herein.

4.22	Amended and Restated Limited Liability Company Agreement of EXCO Production Company (PA), LLC, filed as an Exhibit to EXCO’s Registration Statement on Form S-3, dated September 7, 2010 and filed on September 7, 2010 and incorporated by reference herein.

4.23	Certificate of Formation of EXCO Production Company (WV), LLC, filed as an Exhibit to EXCO’s Registration Statement on Form S-3, dated September 7, 2010 and filed on September 7, 2010 and incorporated by reference herein.

4.24	Amended and Restated Limited Liability Company Agreement of EXCO Production Company (WV), LLC, filed as an Exhibit to EXCO’s Registration Statement on Form S-3, dated September 7, 2010 and filed on September 7, 2010 and incorporated by reference herein.

4.25	Certificate of Formation of EXCO Equipment Leasing, LLC, filed as an Exhibit to EXCO’s Registration Statement on Form S-3, dated September 7, 2010 and filed on September 7, 2010 and incorporated by reference herein.

4.26	Limited Liability Company Agreement of EXCO Equipment Leasing, LLC, filed as an Exhibit to EXCO’s Registration Statement on Form S-3, dated September 7, 2010 and filed on September 7, 2010 and incorporated by reference herein.

4.27	Certificate of Formation of EXCO Resources (XA), LLC, filed as an Exhibit to EXCO’s Registration Statement on Form S-3, dated September 7, 2010 and filed on September 7, 2010 and incorporated by reference herein.

4.28	Amended and Restated Limited Liability Company Agreement of EXCO Resources (XA), LLC, filed as an Exhibit to EXCO’s Registration Statement on Form S-3, dated September 7, 2010 and filed on September 7, 2010 and incorporated by reference herein.

Exhibit No.	Exhibit Description

* 4.29	Certificate of Formation of EXCO Land Company, LLC.

* 4.30	Limited Liability Company Agreement of EXCO Land Company, LLC.

* 4.31	Certificate of Formation of EXCO Holding MLP, Inc.

* 4.32	Bylaws of EXCO Holding MLP, Inc.

* 5.1	Opinion of Haynes and Boone, LLP.

* 12.1	Computation of Ratio of Earnings to Fixed Charges.

* 23.1	Consent of KPMG LLP.

* 23.2	Consent of KPMG LLP as it relates to TGGT Holdings, LLC.

* 23.3	Consent of KPMG LLP as it related to Acquired Chesapeake Oil and Natural Gas Properties.

* 23.4	Consent of Lee Keeling and Associates, Inc.

* 23.5	Consent of Netherland, Sewell & Associates, Inc.

* 23.6	Consent of Ryder Scott Company, L.P.

* 23.7	Consent of Haas Petroleum Engineering Services, Inc.

* 23.8	Consent of Haynes and Boone, LLP (included in its opinion filed as Exhibit 5.1).

* 24.1	Power of Attorney (included on the signature pages hereto).

* 25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture for the Senior Notes due 2022.

*	Filed herewith.
**	To be subsequently filed by amendment or as an exhibit to a Current Report on Form 8-K.